AMENDMENT NO. 1
TO
PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this "Amendment") is made as of January 13, 2022 by and between Ingenius Biotech S.L., a corporation organized under the laws of Spain ("Ingenius"), and Gridiron BioNutrients, Inc., a Nevada corporation (the "Gridiron").

WHEREAS, Ingenius is a party to that certain Purchase Agreement (the "Purchase Agreement"), dated September 10, 2021, by and between Ingenius and ST Biosciences Ltd. a corporation organized under the laws of England and Wales ("STB");

WHEREAS, the Purchase Agreement and all of STB's rights, interests and obligations thereunder were assigned by STB to Gridiron as of November 9, 2021 pursuant to that certain Amended and Restated Asset Purchase Agreement, dated as of November 8, 2021, by and between STB and Gridiron;

WHEREAS, Ingenius and Gridiron now wish to make certain amendments, and acknowledge certain payments made by Gridiron pursuant, to the Purchase Agreement that will allow Gridiron to continue to properly develop and commercialize the Transferred Assets.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Defined terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. All references to the Purchase Agreement contained in the Purchase Agreement and this Amendment shall be deemed references to the Purchase Agreement as amended pursuant to this Amendment, unless the context dictates otherwise.

2. Consent to Assignment. Ingenius hereby consents to the assignment of the Purchase Agreement and all of STB's rights, interests and obligations thereunder by STB to Gridiron.

3. Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

a. Section 3.2(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: "(b) One hundred fifty thousand U.S. dollars ($150,000) at Closing (the "Closing Consideration")";

b. Section 3.2(b) of the Purchase Agreement is hereby amended by deleting the phrase "to September 24th, 2021" and replacing it with "by December 31, 2021";

c. Section 3.2(c) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: "(c) one million five hundred thousand U.S. dollars ($1,500,000) on June 30, 2022."; and

d. Section 3.2(d) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: "(d) one million five hundred thousand U.S. dollars ($1,500,000) on December 31, 2022.

4. Acknowledgements of Payments. Ingenius hereby acknowledges timely receipt of the following payments pursuant to the Purchase Agreement:

a. One hundred and fifty thousand U.S. dollars ($150,000.00) pursuant to Section 3.2(a) of the Purchase Agreement; and

b. Three hundred fifty thousand U.S. dollars ($350,000) pursuant to Section 3.2(b) of the Purchase Agreement.

5. Other Terms. Other than as set forth in this Amendment, the terms and conditions of the Purchase Agreement shall remain unchanged and in full force and effect.

6. Governing Law. This Amendment, and all matters arising out of or relating to this Amendment, are governed by, and construed in accordance with, the laws of the United Kingdom without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the United Kingdom.

7. Counterparts. This Amendment may be executed in one or more counterparts, including by way of any electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the first date written above.

GRIDIRON BIONUTRIENTS, INC.

DocuSigned by:

By: ______________________
3AA7B7170AC4442...

Name: Jeffrey J. Kraws
Title: Chief Executive Officer

INGENIUS BIOTECH S.L.

DocuSigned by:

By: ______________________

Name: Ruben Monleon Sancho
Title: Chief Executive Officer

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